BUSINESS PARTNERSHIP TERM SHEET

By and among,

Petrol Oil & gas, inc.,

JOHN HAAS,

MARK HAAS, and

W.B. MITCHELL

WHEREAS, Petrol Oil & Gas, Inc., a Nevada corporation ("Petrol"), is an oil and gas exploration and development company. Its primary business objective is to produce economic quantities of natural gas from buried coal seams, denoted as coal-bed methane (CBM);

WHEREAS, John Haas, Mark Haas and W.B. Mitchell, all individuals, each have certain experience and expertise in the oil and gas exploration and development fields;

WHEREAS, John Haas, Mark Haas and W.B. Mitchell, individually or jointly, control approximately 10,000 acres of leased mineral rights in Coffey and Woodson Counties, Kansas:

WHEREAS, Petrol desires access to the approximate 10,000 acres of leased mineral rights to evaluate and explore for CBM gas production;

WHEREAS, John Haas, Mark Haas and W.B. Mitchell have agreed to grant Petrol access to the 10,000 acres of leased mineral rights in the manner and upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the above recitals and the conditions hereinafter set forth, the parties agree as follows:

A. PETROL RECEIVES:

  6 month access to the 10,000 acres of leased mineral rights in Coffey and Woodson Counties, Kansas for the purpose of evaluating and exploring for CBM gas production. The access will be subject to renewal by mutual agreement between the parties every 6 months.

  John Haas shall agree to join the board of directors of Petrol and provide his experience of drilling over a thousand wells in Kansas and Oklahoma to Petrol.

  Mark Haas will become a project manager and consultant for Petrol on the evaluation and exploration of the 10,000 acres, as well as for Petrol's other exploration and development projects.

  W.B. Mitchell will provide consulting support to Petrol's lease/land acquisition projects in coordination with other Petrol consultants.

B. John Haas, Mark Haas and W.B. Mitchell RECEIVE:

  As full and complete consideration for granting the access to the 10,000 acres and providing consultation services to Petrol, as described herein, each of John Haas, Mark Haas and W.B. Mitchell shall be issued warrants to purchase restricted shares of Petrol's common stock as follows:

  600,000 restricted shares at $1.20 per share for a period of 2.5 years (for a collective total of 1,800,000 shares)

  400,000 restricted shares at $1.50 per share for a period of 2.5 years (for a collective total of 1,200,000 shares)

  300,000 restricted shares at $2.00 per share for a period of 3 years (for a collective total of 900,000 shares)

THIS TERM SHEET IS THE ENTIRE AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND IS INTENDED TO BE BINDING ON BOTH PARTIES UNTIL A LONG-FORM AGREEMENT IS ENTERED INTO BY THE PARTIES.

Dated January 15, 2004.

PETROL OIL & GAS, INC.

By: /s/ Paul Branagan

Paul Branagan, President

John haas

/s/ John Haas

Mark Haas

/s/ Mark Haas

W.B. Mitchell

/s/ W.B. Mitchell